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On July 21, 2008, Barr Pharmaceuticals, Inc. (the “Company”) distributed the following presentation to certain employees of the Company.

Teva's Proposed Acquisition of Barr July 18, 2008

Bruce L. Downey Chairman and Chief Executive Officer

Forward-Looking Statements This communication contains "forward-looking statements" which represent the current expectations and beliefs of management of Barr Pharmaceuticals, Inc. (the "Company") concerning the proposed merger of the Company with Boron Acquisition Corp., a wholly-owned subsidiary of Teva Pharmaceutical Industries Ltd. (the "merger") and other future events and their potential effects on the Company. The statements, analyses, and other information contained herein relating to the proposed merger, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment in the markets where we operate; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies (such as PLIVA d.d.) and products we acquire; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; our expansion into international markets through our PLIVA acquisition, and the resulting currency, governmental, regulatory and other risks involved with international operations; our ability to service our significantly increased debt obligations as a result of the PLIVA acquisition; changes in generally accepted accounting principles; the reactions of the Company's customers and suppliers to the merger; and diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements are included in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), specifically as described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Important Legal Information In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. Before making any voting decision, the Company's stockholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Barr Pharmaceuticals, Inc., 225 Summit Avenue, Montvale, NJ, 07645 - Attention: Investor Relations. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company's proxy statement for the Company's 2008 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Forward Looking Statement

Approved by the Board of Directors of both companies Supported by Barr's senior management team Transaction anticipated to close by end of 2008 Teva Offer to Acquire Barr

Financial Terms of Transaction 100% of Barr shares for total cash and stock consideration of $7.46 billion Plus, assumption of net debt of $1.5 billion Each Barr share converted to $39.90 in cash and 0.6272 Teva ADRs Per share consideration equivalent to $66.50 as of July 17, 2008

Offer to Acquire Barr Reflects appreciation of the value of our vision and our historical success in building a highly successful specialty pharmaceutical company Recognizes value of Success in integrating the historic strengths of PLIVA into Barr Strong management of operations in more than 30 countries Manufacturing and marketing capabilities Current portfolio of products, the pipeline of products pending approval and in various stages of development and significant portfolio of Paragraph IV filings Recognizes hard work and dedication of all 8,900 people of Barr in creating a successful, competitive company in an increasingly competitive pharmaceutical environment

Process to Close Successful close will require various approvals Hart-Scott-Rodino in the United States Governments/Regulators in select other countries Barr Shareholders From now through close both companies will operate separately Close expected by end of 2008

Acquisition Timeline July 18, 2008: Announcement July/August: SEC/Regulatory filings Hart-Scott-Rodino review October/November 2008: Mailing of Shareholder Proxy November/December 2008: Shareholder vote End of 2008: Anticipated closing

Rationale Financial Strong business fundamentals in complementary geographies Exciting Global Growth Prospects both Product and Markets Generics Brands Biologics Minimal Overlap in Value and Volume Intangible World class capabilities to deliver affordable medicine globally Like-minded Management Legislative Prowess Scale Opportunities Retain & Recruit Talent Product Development Legal Expertise

Strategic Fit Between Barr and Teva Biologics Management Generics IP Legislative PIV Portfolio Teva brings: Broad Line Manufacturing Significant Global Scale Neuroscience, Specialty Pharma Tax Efficiency Barr brings: Niche Products Specialty Manufacturing Eastern & Central Europe Women's Healthcare Together

Barr & Teva Comparison Barr Teva Revenues $2.5 Billion $9.4 Billion R&D Budget $248 Million $581 Million U.S. Generic Portfolio 120 330 U.S. Proprietary Portfolio 27 3 Global Product Registrations (Pending) 700 3,000 Biopharmaceuticals Marketed 0 4 API Yes Yes Key Markets U.S., Germany, Croatia, Poland, Russia North America, Europe, Latin America, Israel, CEE Therapeutic Categories Female Healthcare, Oncology, Cardiovascular, Anti-Infectives, Psycho-therapeutics Neurology, Respiratory Principal Facilities U.S., Croatia, Czech Republic, Poland Israel, North America, Western Europe and Latin America Number of Employees 8,900 28,000

Overview of Teva Vertically-integrated global pharmaceutical company founded in 1901 Three main business segments Finished Dosage Generic Pharmaceuticals Active Pharmaceutical Ingredients (API) Specialty Branded Pharmaceuticals Approximately 28,000 employees

Overview of Teva (cont'd) Direct presence in more than 60 countries Product distribution in 80+ countries 44 pharmaceutical manufacturing sites producing 50 billion doses 15 R&D centers 18 API manufacturing sites During 2007: 58% of sales in North America 25% in Western Europe (including Hungary) 17% in other regions (primarily Latin America, including Mexico, Israel and Central and Eastern Europe)

Teva Operations Missouri Netherlands Hungary Italy India Israel Mexico Switzerland NJ Puerto Rico Czech Republic China Peru Chile Argentina Venezuela Toronto CA PA UK Brazil

120+ marketed products Products sold under Barr label Pure substitution model Majority are barrier-to-entry generic products, including women's healthcare and injectables Generic oral contraceptive portfolio totals 26 products Growing injectable portfolio Total of 7 products Expect to double portfolio in 12-18 months Barr North American Generic Business

Teva North American Generic Business U.S. generic market leader Highest share in industry with over 12%* 330 marketed products Largest first-to-file / Paragraph IV pipeline Broad product portfolio, multiple capabilities Launched 25 products in 2007 Recent 2008 launches include Alendronate, Budeprion XL, Risperidone, Epoprostenol Injection * Source: MAT data for the 12-months ending March 2008

Barr European and ROW Generic Business Key commercial markets are Croatia, Poland, Germany and Russia Portfolio of 1,025+ products representing 255 molecules Products compete in branded, generic and hybrid markets 1,300 sales and marketing representatives promote products Target physicians, pharmacists and distributors Balanced portfolio of branded, branded-generic, niche and OTC products Investing in infrastructure for improved future results

Barr's Key European and ROW Markets Germany Company's largest European market based on revenues Katadolon is company's largest selling product Company competes in both branded and branded-generic markets Croatia Company's second largest European market based on revenues European headquarters for Barr Leader in generic market with approx. 25% market share Poland Second largest pharmaceutical market in Central and Eastern Europe Company ranks fourth in generic sector Market prescription and OTC products Russia Largest and fastest growing pharmaceutical market in Central and Eastern Europe Offers significant growth potential Continue to seek expansion of operations

Teva Europe Direct presence in 24 countries Product distribution in 29+ countries 11 production centers 10 R&D centers 9,000 employees

Teva International Markets Israel, Mediterranean, Africa, Turkey Israel, Turkey, South Africa, Kenya, Nigeria, Cyprus, Malta, other African countries Central & Eastern Europe Bulgaria, Czech Republic, Estonia, Kazakhstan, Latvia, Lithuania, Poland, Romania, Russia, Slovakia, Ukraine, Uzbekistan Latin America Argentina, Brazil, Chile, Curacao, Mexico, Peru, Uruguay, Venezuela Asia China, India, Japan, South Korea, Singapore, Taiwan

Teva Market Positions in Europe Retail market position - selected markets UK Italy Netherlands Germany France Spain Hungary Czech Poland Scandinavia Belgium Market leader Not in top 10 In top 3 In top 10 Legend

Barr Brand Products 19 Non-Promoted Products Product Description Emergency contraceptive that can still prevent a pregnancy for up to 72 hours after contraceptive failure Flexible plastic intrauterine copper contraceptive that does not contain synthetic hormones Next generation extended-cycle oral contraceptive product; provides for maintenance of 4 periods per year Low-dose monthly oral contraceptive that prevents pregnancy and allows for maintenance of a monthly period Once-daily oral estrogen therapy for the treatment of moderate-to-severe hot flashes and night sweats associated with menopause, and the only estrogen approved for vulvar and vaginal atrophy The first and only at-home amniotic fluid leakage detector; consists of a panty liner designed to detect elevated pH levels Co-Promoted Extended-release tablets for treatment of high cholesterol; royalties earned under agreement with Abbott (formerly Kos) Co-Promoted Extended-release tablets for treatment of high cholesterol; royalties earned under agreement with Abbott (formerly Kos)

Barr Brand Pipeline High value near term opportunities Four New Drug Applications (NDAs) awaiting approval at U.S. FDA Biologics License Application (BLA) for Adenovirus to be filed in mid-2008 Three projects in Phase III Robust programs in Phase I/II Actively developing products utilizing vaginal ring technology Efforts focused on products that treat endometriosis, fertility, fibroids, labor & delivery and urinary incontinence Expanding focus toward global development to support new European opportunities

Teva Brand Products Copaxone(r): Largest product and its first major innovative drug, is a leading multiple sclerosis ("MS") therapy Azilect(r): Second significant innovative drug, indicated for the treatment of Parkinson's disease

Teva Brand Pipeline 5 projects in Phase III Clinical Studies Products in various development stages in the areas of psoriasis, asthma, amyotrophic lateral sclerosis, Crohn's disease, lupus/lupus nephritis and oncology

Barr Biologics Several products in development including: Adenovirus with U.S. Department of Defense Expect to file BLA in U.S. in Q3 2008 G-CSF (Granulocyte Colony Stimulating Factor) for U.S. and Europe Half a dozen undisclosed products in various stages of development State-of-the-art development facilities and excellent scientists in place Building new multi-product biologics facility in Croatia

Teva Biologics G-CSF, interferon alpha 2b, and hGH (human growth hormone) sold in limited number of markets Manufacturing facilities in Mexico, Hungary and China Bulk substance manufacturing facilities in Lithuania and China CoGenesys' biotechnology research team, technologies and innovative pipeline (acquired February 2008)

Summary of Benefits Combined Company will have: Annual revenues of approximately $11.9 billion 15.9% market share for all U.S. pharma companies 23.9% market share for all U.S. generic companies Operations in over 60 countries Leadership in the generic industry in number and success rate of patent challenges 450+ marketed generic products in the U.S. 230+ generic applications pending approval at FDA 3,700 product registrations pending in markets in Europe and around the world 30 brand products R&D funding in excess of $820 million

Teva's Proposed Acquisition of Barr July 18, 2008